EXHIBIT 10.1
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                                    AGREEMENT


         This Agreement ("AGREEMENT") by and between Leslie A. Danziger (hereinafter referred to as "DANZIGER") and LightPath Technologies, Inc., a Delaware corporation (hereinafter referred to as the "COMPANY"), shall become effective on January 1, 1999. The Company and Danziger shall hereinafter be referred to collectively as the "PARTIES."

         WHEREAS, Danziger and the Company previously entered into that certain Employment Agreement dated as of November 8, 1995 (as such agreement may have been amended or supplemented, the "EMPLOYMENT AGREEMENT"), pursuant to which the Company agreed to retain Danziger, and Danziger agreed to serve, as the President and Chief Executive Officer of the Company.

         WHEREAS, Danziger voluntarily and of her own free will irrevocably and unconditionally resigned as Chief Executive Officer of the Company on or about April 18, 1998, and Danziger voluntarily and of her own free will irrevocably and unconditionally resigned her position as President of the Company on or about October 12, 1997;

         WHEREAS, the Company and Danziger desire to enter into this Agreement to memorialize certain terms and conditions relating to Danziger's resignation and to forever and finally settle certain claims arising therefrom;

         NOW, THEREFORE, for and in consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, the Parties agree as follows:

A.       COMPANY OBLIGATIONS

         1. MONETARY PAYMENTS.

                  (a) During the period commencing on January 1, 1999 and terminating on October 31, 1999 (the "TERMINATION DATE"), the Company shall compensate Danziger in accordance with the following schedule:

        MONTH(S)                                 MONTHLY COMPENSATION
        --------                                 --------------------
        January 1999                                     $12,500
        February 1999                                     10,417
        March 1999                                         8,333
        April 1 through October 31, 1999                   6,250

                  (b) In addition to the amounts set forth in Section A1.(a), the Company shall pay Danziger a lump sum cash payment equal to $54,650, representing deferred salary compensation. Such amount shall be due and payable on October 31, 1999.
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                  (c) All amounts  payable  pursuant to this  Section A shall be made in accordance with the Company's regular payroll policies in effect from time to time, excluding the withholding of applicable Federal, state or other taxes (collectively, "Taxes") based on Danziger's income hereunder. Danziger shall have the sole responsibility for paying such Taxes.

         2. STOCK OPTIONS. The parties acknowledge that Danziger has previously been granted options to purchase shares of the Company's common stock (the "COMMON STOCK"). In connection therewith, the parties agree that (i) the vesting schedule for certain options held by Danziger to purchase 50,000 shares of Common Stock, which is currently November 20, 1999, shall be accelerated such that the vesting date for such options shall be the date of this Agreement, and
(ii) the expiration date for all options held by Danziger and fully vested as of the date of this Agreement (including the options referred to in the preceding clause (i)) shall be extended to January __, 2002, provided, however, that the options granted to Danziger pursuant to that certain Stock Option Agreement, dated March 11, 1994, shall expire by their terms. All other options to purchase Common Stock held by Danziger that are not vested as of the date hereof shall terminate. The parties acknowledge that the agreement set forth in the preceding sentence may have the effect of causing certain incentive stock options held by Danziger to constitute non-statutory stock options, and Danziger shall be responsible for any tax liability to her resulting therefrom.

         3. CONTINUED BENEFITS. The Company shall maintain in full force and effect for Danziger's continued benefit and the benefit of her eligible beneficiaries, until October 31, 1999, such benefits as are provided from time to time to non-employee directors of the Company together with the payment of health and dental insurance coverage as provided by COBRA.

         4. EXPENSE REIMBURSEMENT. The Company shall reimburse Danziger for reasonable travel and other out-of-pocket expenses incurred by her in the performance of her duties hereunder, upon presentation of appropriate documentation in compliance with the Company's policies and procedures relating thereto.

B.       WAIVER OF CLAIMS

         In exchange for the agreements reflected in Section A above and the other terms and considerations, Danziger and the Company hereby agree to the following:

         1. DANZIGER RELEASE. Danziger does hereby knowingly, voluntarily, and irrevocably release and discharge the Company, its stockholders, officers, directors, partners, agents, representatives, attorneys, employees, contractors, managers, predecessors, successors, subsidiaries, parents, divisions, other corporate affiliates, assigns and all other persons or entities acting by, through, under, or in concert with any of them (hereafter collectively referred to as "RELEASED PARTIES") from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever which Danziger, her heirs, personal representatives, and assigns, and each of them, may now or hereafter have or assert, whether now known or unknown, arising out of her employment relationship with the Company and her resignation and termination therefrom. The claims which are waived, released and discharged include, but are not limited to, breach of express or implied contract; breach
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of the  covenant  of good faith and fair  dealing;  wrongful  discharge;  public policy torts of any kind or nature; discrimination on the basis of age, sex, religion, disability, race, or any other reason prohibited by applicable law; claims under the Civil Rights Act of 1991; the Labor Management Relations Act; the Family and Medical Leave Act; Title VII of the Civil Rights Act of 1964; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; the Americans with Disabilities Act; or the Age Discrimination in Employment Act, all as amended, or any state or local law; tort claims of any kind whatsoever, any other common law or statutory claims; claims for salary, wages, vacation pay, severance pay, bonus payments, or earnings of any kind, fringe benefits, medical or hospital expenses or benefits, litigation expenses, attorneys' fees, employment reinstatement, compensatory damages of any kind, liquidated or statutory damages, and any other amounts; any and all other damages arising out of or connected in any way whatsoever with the employment of Danziger by the Company at any time before the date of this Agreement, or with the separation of such employment, whether known by the Parties at the time of the execution of this Agreement or not.

         Danziger acknowledges that the considerations afforded her under this Agreement, including the payments described in Section A above, are in full and complete satisfaction of any claims Danziger may have, or may have had, arising out of her employment with the Company, or the termination thereof.

         2. COMPANY RELEASE. The Company does hereby knowingly, voluntarily, and irrevocably release and discharge Danziger, her agents, representatives, attorneys, successors, assigns and all other persons acting by, through, under, or in concert with any of them from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever which the Company and its successors and assigns, and each of them, may now have or hereafter assert, which are either known by the Company as of the date of this Agreement or which the Company should have known or discovered upon reasonable inquiry, arising out of Danziger's employment relationship with the Company and her resignation and termination therefrom. Notwithstanding anything in this Section B.2. to the contrary, the Company shall not be deemed to have released Danziger from any claims the Company may have or may hereafter assert against Danziger for any theft or misappropriation of Inventions (as defined below), Proprietary Information ( as defined below) or Developments (as defined below) of the Company.

         3. NO LITIGATION. Danziger agrees not to initiate, or cause to be initiated against the Company any complaint, review, suit, investigation, or proceeding of any kind individually or as a member of a class, pertaining in any way to the matters released in this Agreement.

C.       CONTINUED CONSULTING SERVICES

         1. SCOPE OF SERVICES. During the period commencing on the date hereof and ending on October 31, 1999, Danziger shall serve as a member of the board of directors of the Company and, until a replacement is selected by the board of directors, shall serve as Non-Executive Chairwoman of the board of directors. Danziger hereby also agrees to make herself available upon Company's request, from time to time, on a schedule acceptable to the Company for up to an average of 40 hours per month during the term of the Agreement, including, without
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limitation,  as a  representative  of the Company on the Board of  Directors  of
LightChip. Any travel time incurred by Danziger in the performance of her duties hereunder shall not be included in the determination of the 40 hours stated in the immediately preceding sentence. All of the services shall be rendered pursuant to the reasonable instructions of the Company's Board of Directors or Chief Executive Officer. Danziger shall be compensated for all of the services to be rendered by Danziger pursuant to this Section C.1 in accordance with Section A of this Agreement. Danziger shall use all of her best efforts to
reasonably   complete   the   duties   assigned   her  under   this   Agreement.
Notwithstanding the foregoing, in the event the Company shall not request Danziger's services as provided in this Section C.1., Danziger shall remain entitled to receive the compensation set forth in this Agreement.

         2. NO EMPLOYMENT CONTRACT. Danziger acknowledges that this Agreement does not constitute a contract of employment.

D.       COMPANY PROPERTY

         1. RETURN OF PROPERTY. Danziger shall return all Company property, including handbooks or manuals, building or office access cards, keys and credit cards immediately upon May 1, 1999. Danziger shall promptly return all computer equipment immediately prior to the close of business on October 31, 1999.

         2. INVENTIONS AND PROPRIETARY INFORMATION.

                           INVENTIONS.
                           -----------

                  (a) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements, among other things, (whether or not patentable and whether or not copyrightable)
         ("INVENTIONS") related to the business of the Company, including, without limitation which are made, conceived, reduced to practice, created, written, designed or developed by Danziger, solely or jointly with others and whether during normal business hours or otherwise, during the period of Danziger's employment by the Company prior to execution of this Agreement through the Termination Date or thereafter if resulting or directly derived from Proprietary Information (as defined below) or if resulting or directly derived through work, time and effort for which the Company compensated Danziger, shall be the sole property of the Company. Danziger will not disclose any Proprietary Information to any person or entity other than employees of the Company who have a need to know such information or use the same for any purposes (other than in the performance of her duties as an employee of the Company) without written approval by an officer of the Company, either during or after her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by Danziger.

                  (b)  Danziger  agrees  that  all  files,  letters,  memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible
         material  containing  Proprietary   Information,   whether  created  by
         Danziger or others, which shall come into her custody or possession, shall be and are the exclusive property of the Company to be used by
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         Danziger  only in the  performance  of her duties for the Company.  All such materials or copies thereof and all tangible property of the Company in the custody or possession of Danziger shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of her employment. After such delivery, Danziger shall not retain any such materials or copies thereof or any such tangible property.

                  (c) Danziger agrees that her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Danziger.

                  (d) For purposes of this Agreement, "PROPRIETARY INFORMATION" means and includes the following: the identity of clients or customers or potential clients or customers of the Company or its affiliates; any written, typed or printed lists, or other materials identifying the clients or customers of the Company or its affiliates; any financial or other information supplied by clients or customers of the Company or its affiliates; any and all data or information involving the Company, its affiliates, programs, methods, or contacts employed by the Company or its affiliates in the conduct of their business; any lists, documents, manuals, records, forms, or other material used by the Company or its affiliates in the conduct of their business; and any other secret or confidential information concerning the Company's or its affiliates' business or affairs. The terms "list," "document" or other equivalents, as used in this subparagraph (d), are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document," whether or not such compilation has been reduced to writing. "Proprietary Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of Danziger; (ii) was or is rightfully learned by Danziger from a source other than the Company before being received from the Company; or (iii) becomes independently available to Danziger as a matter of right from a third party. If only a portion of the Proprietary Information is or becomes publicly available, then only that portion shall not be Proprietary Information hereunder.

                  2.2.     DEVELOPMENTS.

                  (a)  Danziger  will make  full and  prompt  disclosure  to the
         Company of all Inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by her or under her direction or jointly with others during her employment by the Company and during the term of this Agreement, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "DEVELOPMENTS.")

                  (b) Danziger agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all her right, title and interest in and to all Developments and all related
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         patents,  patent applications,  copyrights and copyright  applications.
         However, this paragraph 2.2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by Danziger not during normal working hours, not on the Company's premises and not
         using  the  Company's   tools,   devices,   equipment  or   Proprietary
         Information. Danziger understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2.2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. Danziger also hereby waives all claims to moral rights in any Developments.

                  (c) Danziger agrees to cooperate fully with the Company, both during and after her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Danziger shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. Danziger further agrees that if the Company is unable, after reasonable effort, to secure the signature of Danziger on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of Danziger, and Danziger hereby irrevocably designates and appoints each executive officer of the Company (whether now employed by the Company or hereafter employed) as her agent and attorney-in-fact to execute any such papers on her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

E.       NO DISPARAGEMENT

         The Parties agree that, as part of the consideration for this Agreement, and as an expression of their desire to obtain an amicable termination of their employment and business relationship, neither party will make disparaging or derogatory statements, whether oral or written, about the other party, or in the case of the Company, its subsidiaries, affiliates, officers, directors, employees or agents, for a five (5) year period effective at the date of execution of this Agreement unless required to by a court of law.

F.       CONFIDENTIALITY

         1. NONDISCLOSURE. Danziger shall keep confidential the terms and existence of this Agreement and the negotiations that led to its creation and execution to any third party or parties for a five (5) year period effective at the date of execution of this Agreement unless required to by a court of law. Any breach of this paragraph, including the disclosure of the foregoing confidentiality provision, shall be deemed a material breach of this Agreement.
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         2. CONFIDENTIAL MATERIAL. In the course of Danziger's employment by the
Company, Danziger had access to secret or confidential technical and commercial information, business plans and strategies, financial information, financial forecasts, business records, information regarding key business relationships, records, data, specifications, systems, methods, plans, designs, policies, inventions, material and other knowledge ("CONFIDENTIAL MATERIAL"), whether or not copyrighted, owned by the Company and its subsidiaries. Danziger recognizes and acknowledges that the Confidential Material is valuable, special and unique to the Company's business. All such Confidential Material shall be and remain the property of the Company. Danziger hereby affirms that during the course of her employment with the Company she has not disclosed any Confidential
Information to any third party except in good faith and in the course of fulfilling her assigned responsibilities. Except as required by her duties to the Company under Section C, Danziger shall not, directly or indirectly, either during the term of the Agreement under Section C, or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Material. Danziger shall not be deemed to have breached this Section F if Danziger shall be specifically compelled by lawful order of any judicial, legislative, or administrative authority or body to disclose any Confidential Material or else face civil or criminal penalty or sanction. The term "Confidential Material" does not include information which (i) is currently or becomes generally available to the public other than as a result of a
disclosure   by  Danziger   or  (ii)   becomes   available   to  Danziger  on  a
nonconfidential   basis   from  a  source   other   than  the   Company  or  its
representatives provided that such source is not bound, to Danziger's knowledge after due inquiry, by a confidentiality agreement with respect to such information.

         3. REMEDIES. Danziger hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by the Company upon any breach of the terms of this Section F by Danziger, and Danziger therefore agrees that the Company, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section F by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

G.       NON-COMPETE

         1. NO COMPETITION. Danziger agrees that, for the term of this Agreement and for a period of two (2) years commencing on the Termination Date, except in accordance with her duties under this Agreement on behalf of the Company, she shall not engage in, plan for, organize, work for, or assist, directly or indirectly, any business that is competitive, directly or indirectly, with the Company's business, nor solicit participants in or customers of the Company's products and services, nor use Danziger's knowledge of the Company or its business in any manner that competes, directly or indirectly, with the Company. Danziger expressly understands that the Company has a legitimate business purpose in requiring Danziger to abide by all of the restrictions described in this paragraph. Danziger acknowledges that the services she rendered, and may render, to the Company, the information exchanged between all parties in connection with rendering those services, and Danziger's and the Company's relationships with the Company's customers, consultants, employees, vendors, banks, accountants, and any other Company product or service participants, purchasers and suppliers are each of a unique and valuable character. Danziger acknowledges that the market for the Company's products and services is national and international in scope, and that any competition by Danziger for a two (2) year period following the Termination Date would materially and unfairly harm the Company's ability to carry out its business.
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         2. LIMITATION OF ACTIVITIES.  Danziger agrees that,  during the term of this Agreement and for a period of two (2) years after the Termination Date, except in accordance with her duties under this Agreement on behalf of the Company, the foregoing restrictions shall be understood to prohibit Danziger from participating in the following non-exclusive list of activities.

                  (a) Participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in any enterprise which is engaged in a business competitive to any products or services of the Company or any of its subsidiaries, affiliates or joint ventures existing or proposed, or at the locations at which any of such entities is providing services or proposes to provide services at any time during the term of this Agreement, or which are competitive to any products and services offered or being actively developed by the Company to Danziger's knowledge, with the bona fide intent to market same.

                  (b) In addition, Danziger agrees that she shall observe the covenants set forth in this Section G and shall not own, either directly or indirectly or through or in conjunction with one or more members of her family or her spouse's family or through any trust or other contractual arrangement, a greater than five percent (5%) interest in, or otherwise control either directly or indirectly, any partnership, corporation, or other entity which has products and services that are competitive to any products and services being developed or otherwise offered by the Company during the term of this Agreement or being actively developed by the Company during the term of this Agreement with a bona fide intent to market same. Danziger further agrees, for such two-year period following the Effective Date, to refrain from directly or indirectly soliciting the Company's vendors, customers or employees, except that the Danziger may solicit the Company's vendors or customers in connection with a business that does not compete with the Company.

                  (c) Danziger agrees not to provide services as an employee or as a consultant to any entity that is competitive, directly or indirectly, with the Company or its products and services.

         3. REMEDIES. Danziger hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by the Company upon any breach of the terms of this Section G by
Danziger, and Danziger therefore agrees that the Company, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section G by injunction or specific performance, and may obtain any other appropriate remedy available in equity, without the need to post a bond or other security.
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         If any provision of this Section G is deemed, as a matter of law, to be unreasonable as to time, area, or scope by any court or arbitrator, then such court or arbitrator shall have authority to modify this paragraph as to time, area or scope, but only to the limited extent necessary to make this paragraph reasonable and in a manner intended to preserve the relative expectations, benefits and intents of the parties hereto.

H.       REPRESENTATIONS OF EMPLOYEE

         Danziger, by her execution of this Agreement, represents and warrants that the following statements are true:

         1. That she has been given a fair and reasonable opportunity to read this entire Agreement, that this Agreement is written in a manner that is understandable to her and she has read and has had all questions regarding its meaning and content answered to her satisfaction;

         2. That she fully understands the contents of this Agreement and understands that it is a full waiver of all claims against the Company;

         3. That this full waiver of all claims is given in return for valuable consideration, as provided under the terms of this Agreement;

         4. That she entered into this Agreement knowingly and voluntarily in exchange for the promises referenced in this Agreement, and that no other representations have been made to her to induce or influence her to execute this Agreement; and

         5. That she has been advised that she may consult with counsel of her own choosing before signing this Agreement.

I.       MISCELLANEOUS

         1. PENDING OBLIGATIONS. This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect.

         2. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the Parties hereto regarding the subject matter hereof. The Parties expressly acknowledge and agree that that certain Employment Agreement, upon execution of this Agreement, be of no further force or effect. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing, signed by the Parties hereto.

         3. NO VIOLATION OF LAW, ETC. It is understood and agreed that the execution of this Agreement by the Company is not to be construed as an admission of any violation of any statute, law or regulation or breach of any contract or agreement or other liability on its part to Danziger other than to comply with the terms of this Agreement.

         4. ENFORCEABILITY. This Agreement may be enforced in any jurisdiction within or outside the United States and this Agreement shall constitute a severable and enforceable agreement in each of such jurisdictions, notwithstanding any contrary choice of law or venue provisions set forth herein. In the event that any portion of this Agreement is found to be invalid, illegal or unenforceable for any reason whatsoever, that portion shall be considered to be severable and the remainder of this Agreement shall continue to be in full force and effect. The parties shall negotiate in good faith to preserve each partner's anticipated benefits hereunder.

         5. GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of New Mexico, without regard to conflict of law principles. The parties hereto hereby consent to personal jurisdiction in any court of appropriate subject matter jurisdiction located in New Mexico County in which the Company's principal executive officers are situated.

         6. REMEDIES. In the event of default or breach set forth in the above paragraphs are intended to be non-exclusive, and either party may, in addition to such remedies, seek any additional remedies available either in law or in equity.

         7. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Albuquerque, New Mexico in accordance with the rules of the American Arbitration Association. Judgement may be entered on the arbitrator's award in any court having jurisdiction over this Agreement. The nonprevailing party shall pay the fees, costs, and expenses of the arbitration proceeding (including reasonable attorneys' fees).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates get forth below.

         DATED this 29 day of January, 1999.



                                                     /s/ Leslie A. Danziger
                                                     ---------------------------
                                                     LESLIE A. DANZIGER




         DATED this 29 day of January, 1999.


                                                    LIGHTPATH TECHNOLOGIES, INC.

                                                    By:   /s/ Donald E. Lawson
                                                       ------------------------

                                                    Name: Donald E. Lawson

                                                    Title:  President & CEO

                                                    ---------------------------